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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Cerus Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERUS CORPORATION
2411 Stanwell Drive
Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 11, 2004

TO THE STOCKHOLDERS OF CERUS CORPORATION:

        You are cordially invited to attend the Annual Meeting of Stockholders of CERUS CORPORATION, a Delaware corporation (the "Company"). The meeting will be held on Friday, June 11, 2004 at 9:00 a.m., local time, at the Company's offices at 2411 Stanwell Drive, Concord, California, for the following purposes:

  1.
  To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

  2.
  To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 250,000 shares.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

  4.
  To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 16, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Lori L. Roll Corporate Secretary

Concord, California
May 10, 2004

          ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE OR, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CERUS CORPORATION
2411 Stanwell Drive
Concord, CA 94520

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

May 10, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cerus Corporation (sometimes referred to as the "Company" or "Cerus") is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about May 12, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 16, 2004 will be entitled to vote at the annual meeting. On this record date, there were 22,104,766 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 16, 2004 your shares were registered directly in your name with Cerus' transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or via the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 16, 2004 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of two directors;

  •
  Proposed 250,000 share increase in the number of shares of common stock authorized for issuance under the Company's Employee Stock Purchase Plan; and

  •
  Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Cerus. Simply complete and mail the proxy card to ensure that your vote is counted.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting web site at www.proxyvote.com.

        To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 10, 2004. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Telephone and Internet proxy voting procedures are designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 16, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the two nominees for director, "For" approval of the amendment to the Company's Employee Stock Purchase Plan and "For" ratification of the Company's independent auditors (as further described in this proxy statement). If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to Cerus' Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 6, 2005 to Cerus' Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520. If you wish to submit a proposal that is not to be included in next year's proxy materials, you must do so not earlier than March 12, 2005 and not later than April 12, 2005. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

  •
  The directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2, the amendment to the Company's Employee Stock Purchase Plan, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 3, the ratification of the selection of Ernst & Young LLP as independent auditors, must receive a "For" vote from the majority of the shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 22,104,766 shares of common stock outstanding and entitled to vote. Thus, 11,052,384 shares must be represented by votes at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        Cerus' Board of Directors is divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        On May 10, 2004, Stephen T. Isaacs resigned as Cerus' President and Chief Executive Officer and as a member of the Board and Claes Glassell was appointed as Cerus' President and Chief Executive Officer and was elected to the Board.

        The Board of Directors presently has seven members. There are two directors in the class whose term of office expires in 2004. Each of the nominees for election to this class is currently a director of Cerus. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

        C. Raymond Larkin, Jr., 55, has served as a member of the Board of Directors of Cerus since January 2000. Mr. Larkin has been Chairman and Chief Executive Officer of Eunoe, Inc., a medical device company, since 2002. Mr. Larkin has been a Managing Director of Group Outcome, LLC, a company that invests in technology companies, since 1998. From 1989 to 1997, Mr. Larkin was President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical products company. Mr. Larkin is currently a director of Da Vita, Inc., a medical device service provider, Hanger Orthopedic Group, Inc., a professional orthopedic practice management company, and Align Technology, Inc., an orthodontic device development company, as well as a number of private companies.

        Laurence M. Corash, M.D., 60, a co-founder of Cerus, has served as a member of the Board of Directors since December 2002 and has been Vice President, Medical Affairs of Cerus since July 1996. From July 1994 until he assumed his current position, Dr. Corash was Director of Medical Affairs. Dr. Corash was a consultant to Cerus from 1991 to July 1994. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco since January 1982. From February 1990 to July 1994, Dr. Corash served as a consultant to the FDA Advisory Panel for Hematology Devices.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

        Claes Glassell, 53, was appointed President and Chief Executive Officer of Cerus and was elected as a member of the Board of Directors of Cerus on May 10, 2004. Mr. Glassell was President, Chief Operating Officer and a Director of Cambrex Corporation from July 2001 until January 2003, and held management positions at Cambrex Corporation from 1994 to 2001, including Executive Vice President and Chief Operating Officer from 2000 until 2001 and Vice President and Managing Director of Cambrex Limited from 1994 until 2000. Previously, Mr. Glassell was President and Chief Executive

Officer of the Pharma Chemistry Business Area of Nobel Chemicals International AB and held various international management assignments with Berol in the United States, United Kingdom and Sweden. Mr. Glassell served on the Board of the Swedish Chemical Industry Association from 1993 to 1996 and was also a member of the Responsible Care Committee for the Swedish Chemical Industry Association.

        Bruce C. Cozadd, 40, has served as a member of the Board of Directors of Cerus since November 2001. Mr. Cozadd serves as Executive Chairman of Jazz Pharmaceuticals, Inc., a therapeutic drug development company that he co-founded in 2003. Mr. Cozadd was Executive Vice President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 2000 until 2001, and held various management positions at ALZA from 1991 to 2000, including Senior Vice President and Chief Financial Officer. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. Mr. Cozadd is currently a director of Genencor International, Inc., a biotechnology company, as well as a number of private companies.

        Timothy B. Anderson, 57, has served as a member of the Board of Directors of Cerus since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 to 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. Mr. Anderson is currently a director of Lake Forest Hospital and a member of the Scientific Advisory Board of Baxter International.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

        B.J. Cassin, 70, has served as Chairman of the Board of Cerus since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of PDF Solutions, Inc., as well as a number of private companies.

        William R. Rohn, 60, has served as a member of the Board of Directors of Cerus since March 2002. Mr. Rohn has been President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company, since 1998. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves as a director for Pharmacyclics, Inc., a pharmaceutical company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During the fiscal year ended December 31, 2003, the Board of Directors held 13 meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

        It is the Company's policy to invite the members of the Board to attend our annual stockholders' meetings. All members of the Board attended last year's annual stockholders meeting.

        Below is a description of each committee of the Board of Directors.

  AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The

Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. A copy of the Audit Committee Charter is available on the Company's website at www.cerus.com. The Audit Committee currently comprises three non-employee directors: Messrs. Cozadd (Chairman), Larkin and Rohn. All members of the Company's Audit Committee are independent as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq Stock Market ("Nasdaq") listing standards. In addition, the Board has determined that Mr. Cozadd qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Audit Committee met 10 times during the 2003 fiscal year.

  COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of the Company's Chief Executive Officer; and recommends to the Board for approval the compensation and other terms of employment of the other executive officers. The Compensation Committee also administers the issuance of stock options and other awards under the Company's 1996 and 1999 Equity Incentive Plans, 1998 Non-Officer Stock Option Plan and Employee Stock Purchase Plan. The Company also has a Non-Officer Stock Option Committee that may award stock options to employees who are not officers within limits established by the Compensation Committee. The Compensation Committee currently comprises two non-employee directors: Messrs. Larkin (Chairman) and Cassin. A copy of the Compensation Committee Charter is available on the Company's website at www.cerus.com. All members of the Company's Compensation Committee are independent as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times and acted by unanimous written consent 10 times during the 2003 fiscal year.

  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board); reviewing and evaluating incumbent directors; recommending to the Board for selection candidates for election to the Board; making recommendations regarding the membership of the Committees of the Board; overseeing all aspects of the Company's corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee currently comprises four non-employee directors: Messrs. Cassin (Chairman), Cozadd, Larkin and Rohn. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company's website at www.cerus.com. All members of the Nominating and Corporate Governance Committee are

independent as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee was formed in February 2004. The Nominating and Corporate Governance Committee considered and recommended to the full Board the election of Mr. Glassell as a Director.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Cerus' Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Glassell, the President and Chief Executive Officer of the Company, Mr. Corash, the Vice President of the Company, and Mr. Anderson, due to (with respect to Mr. Anderson) the contractual and other various relationships between the Company and Baxter International, Inc. and its affiliates.

MEETINGS OF INDEPENDENT DIRECTORS

        As required under Nasdaq listing standards, the Company's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. The Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin, will preside over these executive sessions.

DIRECTOR NOMINEES

        The Nominating and Corporate Governance Committee has a policy of considering candidates for membership to the Board that are nominated by stockholders in the same manner as candidates recommended by members of the Board.

        Any stockholder wishing to nominate a director candidate should submit in writing the candidate's name, biographical information, business qualifications and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock to B.J. Cassin, Chairman of the Nominating and Corporate Governance Committee, Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then the Company's Bylaws require that written recommendations be received by the Company no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders.

        Our Nominating and Corporate Governance Committee has not received a candidate recommendation from any stockholder (or group of stockholders).

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

        Stockholders may communicate directly with any of the Company's senior managers, our General Counsel, the independent members of the Board or any Chairman of a Board Committee, including the Chairman of executive sessions of non-management directors, by writing directly to those individuals at Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if the Company's stockholders or employees have any concerns related to the Company's financial or accounting practices, the Company encourages communicating those concerns directly to the Chairman of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

        The Company has adopted the Cerus Corporation Code of Business Conduct and Ethics (the "Code") that applies to all officers, directors and employees. The Code is available on our website at www.cerus.com. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable laws.

        The Company's employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE
EMPLOYEE STOCK PURCHASE PLAN

        In July 1996, the Board of Directors adopted, and in January 1997 the stockholders approved, the Cerus Corporation Employee Stock Purchase Plan (the "Purchase Plan"). In 2003, the Board adopted, and the stockholders approved, an amendment to the Purchase Plan increasing the number of shares of common stock authorized for issuance under the Purchase Plan to a total of 320,500 shares.

        In April 2004, the Compensation Committee adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares, to a total of 570,500 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

        During the last fiscal year, shares of common stock were purchased at prices ranging from $5.7375 to $5.7715 in the following amounts under the Purchase Plan: all current executive officers as a group, 5,933 shares, and all employees as a group (excluding current executive officers) 80,367 shares.

        As of March 31, 2004, an aggregate of 249,619 shares of common stock had been granted under the Purchase Plan, and only 70,881 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

        Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At March 31, 2004 approximately 118 of the Company's 119 employees were eligible to participate in the Purchase Plan.

        The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

        The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is six months in duration.

ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee is in the employ of the Company as of the first day of the offering period.

        Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

        Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, or as otherwise determined by the Board for new employees, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

PURCHASE PRICE

        The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on any purchase date.

PAYMENT OF PURCHASE PRICE, PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may discontinue his or her payroll deductions or terminate his or her participation in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

        Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

        If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the common stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

        If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

OTHER STOCK PLANS OF THE COMPANY

        1999 Equity Incentive Plan.    Cerus' 1999 Equity Incentive Plan (the "Incentive Plan") provides for grants of incentive and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights. An aggregate of 4,780,000 shares of common stock has been reserved for issuance under the Incentive Plan. As of March 31, 2004, options to purchase 2,795,926 shares of common stock were outstanding under the Incentive Plan, and 1,908,828 shares remained available for grant. Incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees (including officers) of the Company and any parent or subsidiary. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto. The exercise price of incentive stock options granted under the Incentive Plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% for optionees deemed to own more than 10% of the outstanding voting power of the Company), and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date of the grant. The purchase price under a restricted stock purchase agreement may not be less than 85% of the stock's fair market value on the date of grant. Stock bonuses may be awarded in consideration of services rendered. All stock options have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The Incentive Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary for the Incentive Plan to satisfy Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. Options and shares issued under the Incentive Plan will be appropriately adjusted in the event of changes to the Company's common stock as a result of merger consolidation, reorganization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares, change in corporate structure or other transaction not involving receipt of consideration by the Company. In the event of a disposition of substantially all of the assets of the Company, specified types of merger or other corporate reorganization, any surviving corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. The Incentive Plan will terminate on April 29, 2009.

        Non-Employee Directors' Sub-Plan.    In November 1999, the Board adopted the 1999 Non-Employee Directors' Stock Option Sub-Plan (the "Directors' Plan"), under and within the limits set forth in the Incentive Plan, to provide for automatic, non-discretionary grants of non-statutory stock options to directors of the Company who are not employees. Pursuant to the Directors' Plan, on each January 1st, May 1st and September 1st, each of the Company's non-employee directors receives an option to purchase one-third of 10,000 shares (15,000 shares in the case of the Chairman of the Board and 25,000 shares in the case of a non-employee director's initial year of service) of the Company's common stock. Each option granted under the Directors' Plan has an exercise price equal to the fair market value of the Company's common stock on the grant date, has a term of ten years and vests in four equal monthly installments as long as the optionee continues to provide services to the Company as a director, employee or consultant.

        1996 Equity Incentive Plan.    Cerus' 1996 Equity Incentive Plan (the "1996 Plan") provides for grants of incentive and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights. An aggregate of 1,470,000 shares of common stock has been reserved for issuance under the 1996 Plan. As of March 31, 2004, options to purchase 444,249 shares of common stock were outstanding under the 1996 Plan, and 164,612 shares remained available for grant. Incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees (including officers) of the Company and any parent or subsidiary. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto. The exercise price of incentive stock options granted under the 1996 Plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% for optionees deemed to own more than 10% of the outstanding voting power of the Company), and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date of the grant. The purchase price under a restricted stock purchase agreement may not be less than 85% of the stock's fair market value on the date of grant. Stock bonuses may be awarded in consideration of services rendered. All stock options have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The 1996 Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary for the 1996 Plan to satisfy Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. The 1996 Plan contains adjustment and change of control provisions similar to those described above with respect to the Incentive Plan. The 1996 Plan will terminate on July 23, 2006.

        1998 Non-Officer Stock Option Plan.    Cerus' 1998 Non-Officer Stock Option Plan (the "Non-Officer Plan") provides for grants of nonstatutory stock options to employees and consultants who are not officers or directors of the Company. An aggregate of 240,000 shares of common stock has been reserved for issuance under the Non-Officer Plan. As of March 31, 2004, options to purchase 120,745 shares were outstanding and 96,680 shares remained available for grant. The exercise price of options granted under the Non-Officer Plan may not be less than 85% of the fair market value of the Company's common stock on the date of grant. All options granted under the Non-Officer Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The Non-Officer Plan and options thereunder may be amended by the Board at any time or from time to time. The Non-Officer Plan also contains the adjustment and change of control provisions described above with respect to the Incentive Plan. The Non-Officer Plan will terminate on November 4, 2008.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1996 Equity Incentive Plan	463,838	$15.39	150,903
1999 Equity Incentive Plan	2,951,389	$28.66	1,754,089
Equity compensation plans not approved by security holders:
1998 Non-Officer Stock Option Plan	138,435	$31.15	78,990
Total	3,553,662	$27.03	1,983,982

        The Company's 1998 Non-Officer Stock Option Plan, as in effect on December 31, 2003, was adopted without the approval of the Company's security holders. Please see "Other Stock Plans of the Company" above for a description of the 1998 Non-Officer Stock Option Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

INDEPENDENT AUDITORS' FEES

        The following table presents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and 2002 by Ernst & Young LLP, the Company's principal accountant.

	Fiscal 2003	Fiscal 2002
Audit Fees	$240.5	$132.7
Audit-Related Fees	102.2	7.3
Tax Fees	20.9	36.1
All Other Fees	—	—

Total Fees	$363.6	$176.1

        Audit Services Fees.    Audit services fees include fees for services rendered in connection with the annual audit of the Company's financial statements. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent auditor reasonably can provide to a client.

        Audit-Related Fees.    Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category may include fees related to consultations regarding generally accepted accounting principles, review and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of employee benefit plans and reviews of information systems and general internal controls.

        Tax Fees.    Tax fees include tax compliance and international tax advice and planning services.

        All Other Fees.    No fees were billed in this category for fiscal years 2003 or 2002.

AUDIT COMMITTEE DISCLOSURE

        All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals by the Chairman are reported at a subsequent Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total(%)
AXA Financial, Inc. and related entities 1290 Avenue of the Americas New York, NY 10104(2)	3,247,758	14.7
Baxter International, Inc. and Subsidiaries Pension Trust One Baxter Parkway Chicago, IL 60015	2,285,000	10.3
Deerfield Capital, L.P. and related entities 780 Third Avenue, 37th Floor New York, NY 10017(3)	2,200,000	10.0
Stephen T. Isaacs(4)	476,733	2.1
Claes Glassell(5)	—	*
Laurence M. Corash(6)	429,033	1.9
Gregory W. Schafer(7)	141,819	*
Howard G. Ervin(8)	102,583	*
David N. Cook(9)	100,677	*
B.J. Cassin(10)	617,225	2.8
C. Raymond Larkin, Jr.(11)	58,334	*
Bruce C. Cozadd(12)	39,594	*
William R. Rohn(13)	36,142	*
Timothy B. Anderson(14)	27,091	*
All executive officers and directors as a group (10 persons)(15)	2,029,231	8.8

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 22,104,766 shares outstanding on March 31, 2004, adjusted as required by rules promulgated by the SEC.

(2)
Based upon information contained in Schedule 13G Amendment No. 2, effective as of December 31, 2003, as filed with the SEC on February 10, 2004 on behalf of AXA Financial, Inc. ("AXF"). Alliance Capital Management L.P. ("Alliance"), a subsidiary of AXF, has sole voting power with respect to 298,000 shares, shared voting power with respect to 1,785,798 shares, and sole dispositive power with respect to 3,247,758 shares. Alliance's shares are held by unaffiliated third-party client accounts and managed by Alliance, as investment advisor.

(3)
Based upon information contained in Schedule 13G Amendment No. 2 filed with the SEC on February 12, 2004, Deerfield Capital, L.P. and Deerfield Partners, L.P. share voting and dispositive power with respect to 1,122,000 shares and Deerfield Management Company and Deerfield International Limited share voting and dispositive power with respect to 1,078,000 shares. Mr. Arnold H. Snider, as President of the parent entities of each of the Deerfield entities, shares voting and dispositive power with respect to all such shares.

(4)
Includes 4,850 shares held by Mr. Isaacs' spouse, Kathryn Macbride, as custodian for Alexandra Isaacs and 4,850 shares held by Kathryn Macbride as custodian for Megan Isaacs. Includes 259,423 shares underlying currently exercisable stock options. On May 10, 2004, Mr. Isaacs resigned as Cerus' President and Chief Executive Officer and as a member of the Board of Directors.

(5)
On May 10, 2004, Mr. Glassell was appointed Cerus' President and Chief Executive Officer and was elected to the Board of Directors.

(6)
Includes 187,508 shares underlying currently exercisable stock options.

(7)
Includes 135,415 shares underlying currently exercisable stock options.

(8)
Includes 97,851 shares underlying currently exercisable stock options.

(9)
Includes 78,344 shares underlying currently exercisable stock options.

(10)
Includes 382,684 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 79,700 shares underlying currently exercisable stock options.

(11)
Includes 58,334 shares underlying currently exercisable stock options.

(12)
Includes 39,594 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 9,375 shares would be subject to a right of repurchase in favor of Cerus.

(13)
Includes 36,142 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 11,459 shares would be subject to a right of repurchase in favor of Cerus.

(14)
Includes 27,091 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 18,750 shares would be subject to a right of repurchase in favor of Cerus.

(15)
Includes 999,402 shares described in the notes above, as applicable, subject to currently exercisable stock options, 39,584 of which would be subject to a right of repurchase in favor of Cerus if exercised within 60 days of the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of B.J. Cassin, Bruce C. Cozadd, C. Raymond Larkin, Jr., William R. Rohn and Gregory W. Schafer.

MANAGEMENT

        The executive officers of Cerus and their ages as of May 10, 2004 are as follows:

Name	Age	Position
Claes Glassell(1)	53	President, Chief Executive Officer and Director
David N. Cook	45	Vice President, Research and Development
Laurence M. Corash(1)	60	Vice President, Medical Affairs and Director
Howard G. Ervin	56	Vice President, Legal Affairs
Gregory W. Schafer	39	Vice President, Finance and Chief Financial Officer

(1)
For biographical information, see "Proposal 1—Election of Directors".

        David N. Cook was appointed Vice President, Research and Development of Cerus in June 2001. From 1999 to 2001, Dr. Cook was senior vice president of research and development of Eligix Incorporated. Dr. Cook joined Cerus in 1994 as the Director of Red Cell Development and served as the Vice President of Commercialization from 1998 to 1999. From 1990 to 1993, Dr. Cook served as a postdoctoral scientist for the Lawrence Berkeley National Laboratory.

        Howard G. Ervin was appointed Vice President, Legal Affairs of Cerus in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

        Gregory W. Schafer was appointed Vice President and Chief Financial Officer of Cerus in May 1999. From May 1997 until May 1999, Mr. Schafer served as Director of Finance. From September 1995 to April 1997, Mr. Schafer was an independent management consultant. From August 1992 to September 1995, Mr. Schafer was a management consultant for Deloitte & Touche LLP.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Non-employee directors receive cash compensation for their services as members of the Board of Directors, and are reimbursed for certain expenses in connection with attendance at Board and committee meetings. The Directors' Plan was adopted in November 1999 by the Board to provide for automatic, non-discretionary option grants to Cerus' non-employee directors under the Incentive Plan, beginning in 2000. Prior to such time, directors were eligible to receive discretionary awards under the 1996 Plan and the Incentive Plan. See Proposal 2 for a description of the terms of options that may be granted to non-employee directors under the Incentive Plan. In 2003, Mr. Anderson received cash compensation of $24,548 and options covering 25,000 shares at an exercise price of $9.50 per share; Mr. Cassin received cash compensation of $53,250 and options covering 5,000 shares at an exercise price of $21.50 per share, 5,000 shares at an exercise price of $8.10 per share and 5,000 shares at an exercise price of $7.62 per share; Mr. Cozadd received cash compensation of $61,000 and options covering 3,334 shares at an exercise price of $21.50 per share, 3,333 shares at an exercise price of $8.10 per share and 3,333 shares at an exercise price of $7.62 per share; Mr. Larkin received cash compensation of $44,000 options covering 3,334 shares at an exercise price of $21.50 per share, 3,333 shares at an exercise price of $8.10 per share and 3,333 shares at an exercise price of $7.62 per share; and Mr. Rohn received cash compensation of $46,000 and received options covering 2,603 shares at an exercise price of $21.50 per share, 2,603 shares at an exercise price of $8.10 per share and 2,602 shares at an exercise price of $7.62 per share.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003 (collectively, the "Named Executive Officers"):

Summary Compensation Table(1)

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Stephen T. Isaacs(3) President and Chief Executive Officer	2003 2002 2001	415,000 415,000 380,000	— 95,245 162,308	85,000 95,100 100,075	1,242 1,242 1,185
Laurence M. Corash Vice President, Medical Affairs	2003 2002 2001	335,432 319,200 304,000	49,593 65,914 114,570	58,332 59,169 70,125	2,412 2,508 2,215
David N. Cook Vice President, Research and Development	2003 2002 2001	262,384 218,750 165,049	41,796 43,624 35,175	83,165 43,335 55,000	822 465 130
Howard G. Ervin Vice President, Legal Affairs	2003 2002 2001	258,998 253,050 241,000	30,579 43,624 72,330	40,998 35,727 17,500	2,412 2,489 1,145
Gregory W. Schafer Vice President, Finance and Chief Financial Officer	2003 2002 2001	243,000 240,000 213,000	33,145 45,120 60,199	41,265 43,385 25,025	473 454 382

(1)
In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2)
Reflects group term life insurance premiums paid by Cerus.

(3)
On May 10, 2004, Mr. Isaacs resigned as Cerus' President and Chief Executive Officer and as a member of the Board of Directors.

STOCK OPTION GRANTS AND EXERCISES

        Cerus grants stock options to its executive officers under the Incentive Plan and the 1996 Plan.

        The following table sets forth certain information for each grant of stock options made during the fiscal year ended December 31, 2003, to each of the Named Executive Officers:

Option Grants in Fiscal Year 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Percentage of Total Options Granted to Employees in Fiscal 2003 (%)(2)
Number of Securities Underlying Options Granted (#)(1)
Exercise or Base Price ($/SH)
Name				Expiration Date
					5%($)	10%($)
Stephen T. Isaacs(4)	20,000 20,000 45,000	2.1 2.1 4.7	6.75 7.52 4.25	02/28/13 06/30/13 12/08/13	84,901 94,586 120,276	215,155 239,699 304,803
David N. Cook	8,332 30,000 8,333 36,500	* 3.1 * 3.8	6.75 7.00 7.52 4.25	02/28/13 03/18/13 06/30/13 12/08/13	35,370 132,068 39,409 97,557	89,634 334,686 99,871 247,229
Laurence M. Corash	11,665 11,666 35,000	1.2 1.2 3.7	6.75 7.52 4.25	02/28/13 06/30/13 12/08/13	49,518 55,172 93,548	125,489 139,816 237,069
Howard G. Ervin	8,199 8,199 24,600	* * 2.6	6.75 7.52 4.25	02/28/13 06/30/13 12/08/13	34,805 38,775 65,751	88,203 98,265 166,626
Gregory W. Schafer	8,332 8,333 24,600	* * 2.6	6.75 7.52 4.25	02/28/13 06/30/13 12/08/13	35,370 39,409 65,751	89,634 99,871 166,626

*
Less than one percent (1%)

(1)
Options generally become exercisable at a rate of 1/48th per month from the date of grant. The options expire ten years from the date of grant or earlier upon termination of service as an employee, director or consultant. The options will fully vest upon certain changes in control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. See Proposal 2.

(2)
Based on options to purchase 958,284 shares granted to employees in 2003.

(3)
The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect Cerus' estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Cerus' common stock and no gain to the optionee is possible unless the stock price increases over the option term.

(4)
On May 10, 2004, Mr. Isaacs resigned as Cerus' President and Chief Executive Officer and as a member of the Board of Directors.

        The Named Executive Officers did not exercise any stock options during the fiscal year ended December 31, 2003. The following table sets forth, for each of the Named Executive Officers, the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Stephen T. Isaacs(2)	—	—	229,424/167,501	67,116/12,778
Laurence M. Corash	—	—	167,301/112,224	35,498/9,939
David N. Cook	—	—	59,440/122,060	220/10,365
Howard G. Ervin	—	—	87,831/65,394	148/6,986
Gregory W. Schafer	—	—	123,062/73,013	148/6,986

(1)
Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

(2)
On May 10, 2004, Mr. Isaacs resigned as Cerus' President and Chief Executive Officer and as a member of the Board of Directors.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        Pursuant to a separation agreement with Stephen T. Isaacs, Cerus' former President and Chief Executive Officer, Mr. Isaacs is entitled to a cash severance benefit equal to $978,364, payable in a series of payments based on Cerus' regular payroll schedule, over a 24-month period. Mr. Isaacs also received accelerated vesting of an aggregate of 83,648 unvested stock options, an extension of the exercise period for 221,750 vested stock options until May 10, 2005 and accelerated vesting of 15,900 restricted stock units. In addition, Mr. Isaacs is entitled to COBRA health benefits coverage for a period of 24 months or until he becomes eligible for group health benefits through a new employer.

        Pursuant to a letter agreement with Claes Glassell, the Company's current President and Chief Executive Officer, Mr. Glassell's annual base salary will be initially set at $415,000 and he will be eligible to receive an annual bonus based on Company and individual performance criteria established annually by the Compensation Committee. For fiscal year 2004, Mr. Glassell will receive a minimum guaranteed annual bonus of $175,000. In addition, Mr. Glassell received options to purchase 500,000 shares of common stock which will vest over a four-year period and he is entitled to other benefits generally available to the Company's other officers. In the event Mr. Glassell's employment with the Company is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination. In the event of Mr. Glassell's involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and the vesting of his stock options will be accelerated.

        Laurence M. Corash, M.D., the Company's Vice President, Medical Affairs, is a party to an agreement with the Company that provides that, in the event Dr. Corash's employment with the Company is terminated for any reason other than for cause, he will receive severance pay equal to

34 weeks of his base salary and will receive full health benefits from the Company for 34 weeks from the date of such termination.

        David N. Cook, the Company's Vice President, Research and Development, is a party to an agreement with the Company that provides that, in the event Dr. Cook's employment with the Company is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from the date of such termination.

        Howard G. Ervin, the Company's Vice President, Legal Affairs, is a party to an agreement with the Company that provides that, in the event Mr. Ervin's employment with the Company is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from such termination. In addition, the vesting of Mr. Ervin's stock options will be accelerated in the event of his involuntary termination of employment or voluntary termination for good reason in contemplation of a change of control or within 12 months following a change of control.

        Gregory W. Schafer, the Company's Vice President, Finance and Chief Financial Officer, is a party to an agreement with the Company that provides that, in the event Mr. Schafer's employment with the Company is terminated for any reason other than for cause on or after April 15, 2004, he will continue to receive base salary and health care benefits for nine months from such termination. In addition, the vesting of Mr. Schafer's stock options will be accelerated in the event of his involuntary termination of employment or voluntary termination for good reason in contemplation of a change of control or within 12 months following a change of control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

        The Compensation Committee of the Board of Directors currently comprises two outside directors. The Committee is responsible for developing the Company's compensation policies and for fixing the compensation levels of the Company's officers and employees. The Company's management compensation program is designed to reward outstanding performance and results, with its compensation philosophy and program objectives directed by two primary guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. To this end, the Company strives to align its executive compensation with the mid- to high-range of executive compensation in comparable companies in the medical device and biotechnology industries. These companies may, but need not, be included in the Nasdaq Pharmaceutical Index. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

        In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short- and long-term incentive compensation that varies based on both corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three components: base salary, annual cash bonuses and long-term incentives. Long-term incentives have typically been in the form of stock options. In 2004, the Committee authorized the Company to grant restricted stock units, in addition to stock options, to employees.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1996 Plan and Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

BASE SALARY

        The Company's base salary program is based on a philosophy of providing base pay levels that are in the mid- to high-range of comparable companies in the medical device and biotechnology industries. The Company periodically reviews its executive pay levels to ensure consistency with similarly positioned companies in such industries.

        Annual salary adjustments are based on a subjective assessment of several factors, including individual performance and long-term value to the Company; competitive base salary levels; and the Company's overall progress in advancing the Company's lead products through development and clinical testing and developing new technologies. The weight of these factors in the case of a particular individual's compensation may vary.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL BONUS

        Annual bonuses are intended to reward key employees based on Company and individual performance, motivate key employees and provide pay-for-performance cash compensation opportunities. The criteria for bonus payments to the Company's executive officers are based on the achievement of milestones and objectives established by the Compensation Committee at the beginning of the fiscal year. For fiscal year 2003, these goals included completion of a regulatory submission in the United States and meeting revenue targets in Europe for the INTERCEPT Blood System for platelets, meeting design and manufacturing objectives for the INTERCEPT Blood System for plasma, progress in Phase III clinical trials and meeting design and manufacturing objectives for the INTERCEPT Blood System for red blood cells, reaching scientific milestones and obtaining outside funding for pre-clinical research programs and achievement of corporate financing objectives.

LONG-TERM INCENTIVES

        Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. Through fiscal 2003, the Committee has relied solely on stock option awards to provide long-term incentive opportunities. In 2004, the Committee authorized the Company to grant restricted stock units, in addition to stock options, to employees. Stock options and restricted stock units align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date. The Company typically grants options at the time of commencement of employment and periodically thereafter. Restricted stock units issued to employees generally vest over two years and are to be granted periodically beginning in 2004. In awarding stock options and restricted stock units, the Company considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant. Consistent with these criteria, the Compensation Committee granted stock options to the Company's executive officers as set forth in the table captioned "Option Grants in Fiscal Year 2003."

FISCAL 2003 COMPENSATION

        The compensation for the executive officers for fiscal 2003 was determined in the manner described above, and no particular quantitative measures were used by the Compensation Committee in determining their compensation except as so described.

        Chief Executive Officer Compensation.    The 2003 base salary of the Company's former Chief Executive Officer, Stephen T. Isaacs, was based largely on competitive base salary levels and 2002 performance. The Compensation Committee determined that the performance objectives for 2002 were not all met at the target level. Accordingly, the Compensation Committee deemed it appropriate, and consistent with the salary levels of chief executive officers in similar companies, to maintain Mr. Isaacs' base salary for fiscal year 2003 at the same amount as in fiscal year 2002, $415,000. The Compensation Committee further determined that the performance objectives for 2003 were not all met at the target level, and no bonus was awarded to Mr. Isaacs for 2003. Mr. Isaacs was awarded 85,000 stock options in 2003 due to his performance and overall contribution to the Company and to adjust his level of unvested options to be more consistent with chief executive officers at similar companies within the medical device and biotechnology industries.

Compensation Committee
C. Raymond Larkin, Jr., Chairman B.J. Cassin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors comprises two non-employee directors. No member of the Compensation Committee is, or was, formerly one of the Company's officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee currently comprises three directors satisfying the independence and financial literacy requirements of the Nasdaq listing standards and acts under a written charter. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the year ended December 31, 2003. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Audit Committee, and considered the compatibility of nonaudit services with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors periodically, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC. The Audit Committee and the Board have also recommended, and have asked the stockholders to ratify, the selection of the Company's independent auditors.

Audit Committee
Bruce C. Cozadd, Chairman C. Raymond Larkin, Jr. William R. Rohn

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for (i) the Company's common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Stocks Index. All values assume reinvestment of the full amount of all dividends:

Comparison of 5-year Cumulative Total Return on Investment

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

INDEMNIFICATION AND LIMITATION OF DIRECTOR AND OFFICER LIABILITY

        In July 1996, the Board authorized Cerus to enter into indemnity agreements with each of the Company's directors, executive officers, Controller and Director of Finance. The form of indemnity agreement provides that Cerus will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer, Controller or Director of Finance, to the fullest extent permitted by Cerus' Bylaws and Delaware law. In addition, Cerus' Bylaws provide that Cerus shall indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

        Cerus' restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Cerus' restated certificate provides that a director shall not be personally liable to Cerus or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a Cerus director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Cerus stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll Corporate Secretary

May 10, 2004

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520.

CERUS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Adopted July 24, 1996
Approved By Stockholders January 14, 1997
Amended April 15, 2003
Amended April 27, 2004

1.
PURPOSE.

          (a)   The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Cerus Corporation, a California corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b)   The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c)   The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d)   The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.
ADMINISTRATION.

          (a)   The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b)   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)    To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii)   To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

            (iii)  To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv)  To amend the Plan as provided in paragraph 13.

            (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

          (c)   The Board may delegate administration of the Plan to a committee comprised of one or more persons (the "Committee"), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act" and "Rule 16b-3"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the

  Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.
SHARES SUBJECT TO THE PLAN.

          (a)   Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred seventy thousand five hundred (570,500) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b)   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.
GRANT OF RIGHTS; OFFERING.

        The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.
ELIGIBILITY.

          (a)   Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b)   The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

            (i)    the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

2

            (ii)   the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii)  the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

          (c)   No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d)   An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e)   Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.
RIGHTS; PURCHASE PRICE.

          (a)   On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

          (b)   In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (c)   The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

            (i)    an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

3

            (ii)   an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.
PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a)   An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

          (b)   At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

          (d)   Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.
EXERCISE.

          (a)   On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after

4

  such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

          (b)   No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.
COVENANTS OF THE COMPANY.

          (a)   During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b)   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.
USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.
RIGHTS AS A STOCKHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.
ADJUSTMENTS UPON CHANGES IN STOCK.

          (a)   If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

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          (b)   In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.
AMENDMENT OF THE PLAN.

          (a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i)    Increase the number of shares reserved for rights under the Plan;

            (ii)   Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

            (iii)  Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b)   Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.
DESIGNATION OF BENEFICIARY.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly

6

  designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.
TERMINATION OR SUSPENSION OF THE PLAN.

          (a)   The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b)   Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.
EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to such effective date.

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CERUS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 11, 2004
9:00 a.m. (local time)

CERUS CORPORATION
2411 Stanwell Drive
Concord, CA 94520

Cerus Corporation 2411 Stanwell Drive Concord, CA 94520	proxy

The proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 11, 2004.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company's administrative offices, located at 2411 Stanwell Drive, Concord, California 94520 on Friday, June 11, 2004 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Cerus Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

/*\ Please detach here /*\

Management Recommends a Vote FOR the Nominees for Directors Listed Below.

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected.				01 Laurence M. Corash, M.D. 02 C. Raymond Larkin, Jr.
	☐	Vote FOR both nominees (except as marked)	☐	Vote WITHHELD from both nominees
(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Management Recommends a Vote FOR Proposals 2 and 3 below.

2.	To approve an amendment to the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 250,000 shares.	☐ For	☐ Against	☐ Abstain
3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Dated:

Signature(s) in Box
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 11, 2004
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE(1)
PERFORMANCE MEASUREMENT COMPARISON(1)
Comparison of 5-year Cumulative Total Return on Investment
INDEMNIFICATION AND LIMITATION OF DIRECTOR AND OFFICER LIABILITY
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
CERUS CORPORATION EMPLOYEE STOCK PURCHASE PLAN